                                                                       EXHIBIT 1


                      First USA Credit Card Master Trust
               Class A Floating Rate Asset Backed Certificates,
                                 Series 1996-3
               Class B Floating Rate Asset Backed Certificates,
                                Series 1996-3


                            UNDERWRITING AGREEMENT
                            ----------------------

                                                                    May 31, 1996

UBS Limited
  as Representative of the
  Managers set forth herein
100 Liverpool Street
London EC2M2RH
England

Ladies and Gentlemen:

           First USA Bank, a Delaware chartered banking corporation (the "Bank"), has duly authorized the issuance and sale to the managers listed
 ----
on Schedule I hereto (the "Managers"), for whom you are acting as representative
                           --------
(the "Representative"), of U.S.$400,000,000 aggregate principal amount of First
      --------------
USA Credit Card Master Trust Class A Floating Rate Asset Backed Certificates, Series 1996-3 (the "Class A Certificates") and of U.S.$36,200,000 aggregate
                    --------------------
principal amount of Class B Floating Rate Asset Backed Certificates, Series 1996-3 (the "Class B Certificates" and together with the Class A Certificates,
        -------------------------
the "Certificates"). The Certificates will be issued pursuant to a Pooling and
     ------------
Servicing Agreement, dated as of September 1, 1992, as amended and supplemented (the "Master Pooling and Servicing Agreement"), by and between the Bank, as
      --------------------------------------
transferor and servicer, and The Bank of New York (Delaware) (the "Trustee")(as
                                                                   -------
successor to The Bank of New York as successor to NationsBank, N.A.), as supplemented by the Series 1996-3 Supplement dated as of June 6, 1996 (the "Supplement" and together with the Master Pooling and Servicing Agreement, the
 ----------
"Pooling and Servicing Agreement"), by and between the Bank and the Trustee.
 -------------------------------

          Each Certificate will represent an undivided interest in certain assets of First USA Credit Card Master Trust (the "Trust"). The property of the
                                                   -----
Trust will include, among other things, receivables (the "Receivables") arising
                                                          -----------
under certain

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MasterCard(R) and VISA(R) revolving credit card accounts (the "Accounts").
                                                               --------

          Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Pooling and Servicing Agreement.

          1.   Representations, Warranties and Agreements of the Bank.  The Bank
               ------------------------------------------------------
represents and warrants to, and agrees with, the Managers as follows:

               (a)  The Offering Circular dated as of May 31, 1996 (the "Base
                                                                         ----
Offering Circular") and Offering Circular Supplement, dated as of May 31, 1996
- -----------------
(the "Offering Circular Supplement" and together with the Base Offering
      ----------------------------
Circular, the "Offering Circular"), prepared in connection with the offering of
               -----------------
the Certificates, were, as of the date thereof, and will be, as of the Closing Date, as then amended or supplemented (and any amendment or supplement thereto will be, as of the date thereof and as of the Closing Date), accurate in all material respects and did not, and will not, contain, as of the date thereof and as of the Closing Date, any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however,
                                                          --------  -------
that the Bank makes no representations or warranties as to the information contained in or omitted from the Offering Circular (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished in writing to the Bank by, or on behalf of, any Manager specifically for use in connection with the preparation thereof.

               (b) The Bank is duly organized, validly existing and in good standing as a banking corporation under the laws of the State of Delaware, United States, and is qualified to transact business in and is in good standing under the laws of each state in the United States in which its activities require such qualification, and has full power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement, the Exchangeable Certificate Purchase Agreement dated as of May 2, 1996 by and between the Bank and the Trustee (the "Exchangeable Certificate Purchase Agreement"), the Pooling and Servicing
- --------------------------------------------
Agreement, and the Certificates.


- -------------------
    * VISA(R) and MasterCard(R) are registered trademarks of Visa USA Incorporated and MasterCard International Incorporated, respectively.

               (c) This Agreement has been duly authorized and validly executed and delivered by the Bank.

               (d) The Pooling and Servicing Agreement has been duly authorized and, when executed and delivered by the Bank and assuming the due authorization, execution and delivery thereof by the Trustee, will constitute a valid and binding obligation of the Bank enforceable against the Bank in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is pursuant to a proceeding in equity or at law). As of the Closing Date, the Pooling and Servicing Agreement will have been duly and validly executed by the Bank and will conform in all material respects to the description thereof contained in the Offering Circular.

               (e) The Certificates have been duly and validly authorized by all required action of the Bank, and when duly and validly executed and delivered by the Bank, authenticated by or on behalf of the Trustee and delivered in accordance with the Pooling and Servicing Agreement, and delivered to and paid for by the Managers as provided herein, will be validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement. As of the Closing Date, the Certificates will have been duly and validly executed by the Bank, and will conform in all material respects to the descriptions thereof contained in the Offering Circular.

               (f) The Exchangeable Certificate Purchase Agreement has been duly authorized, executed and delivered by the Bank and assuming the due authorization, execution and delivery thereof by the other parties thereto, constitutes a valid and binding obligation of the Bank enforceable against the Bank in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is pursuant to a proceeding in equity or at law).

               (g) The Receivables delivered on the Closing Date to the Trustee pursuant to the Pooling and Servicing Agreement will conform in all material respects with the description thereof contained in the Offering Circular.

               (h) Neither the transfer of the Receivables to the Trustee, nor the issuance, sale and delivery of the Certificates, nor the execution or delivery of this Agreement, the Exchangeable Certificate Purchase Agreement, or the Pooling and Servicing Agreement, nor the consummation of any of the transactions herein or therein contemplated, nor the fulfillment of the terms of the Certificates, the Pooling and Servicing

Agreement, the Exchangeable Certificate Purchase Agreement or this Agreement, will result in the breach of any term or provision of the charter or by-laws of the Bank, or conflict with, result in a breach, violation or acceleration of, or constitute a default under, the terms of any indenture or other agreement or instrument to which the Bank is a party or by which it or its properties is bound or may be affected or any statute, order or regulation applicable to the Bank of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Bank or will result in the creation of any Lien upon any property or assets of the Bank (other than as contemplated in the Pooling and Servicing Agreement). The Bank is not a party to, bound by, or in breach or violation of, any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over it, that materially and adversely affects the ability of the Bank to perform its obligations under this Agreement, the Pooling and Servicing Agreement, the Exchangeable Certificate Purchase Agreement, or the Certificates.

               (i) There are no charges, investigations, actions, suits, claims or proceedings before or by any court, regulatory body, administrative agency, governmental body or arbitrator now pending or, to the knowledge of the Bank, threatened that, separately or in the aggregate (i) could have a material adverse effect on (x) the general affairs, business, management financial condition, stockholders' equity, results of operations, regulatory status or business prospects of the Bank or (y) the ability of the Bank to perform its obligations under this Agreement, the Exchangeable Certificate Purchase Agreement, the Pooling and Servicing Agreement, or the Certificates, (ii) assert the invalidity of this Agreement, the Exchangeable Certificate Purchase Agreement, the Pooling and Servicing Agreement, or the Certificates, (iii) seek to prevent the issuance, sale or delivery of the Certificates or any of the transactions contemplated by this Agreement, the Exchangeable Certificate Purchase Agreement, or the Pooling and Servicing Agreement or (iv) seek to affect adversely the United States federal income tax attributes of the Certificates described in the Offering Circular.

               (j) No United States federal, state or local tax, including intangibles tax or documentary stamp tax, the non-payment of which would result in the imposition of a Lien on the Receivables or of transferee liability on the Trustee, is imposed with respect to the conveyance of the Receivables from the Bank to the Trust, or in connection with the issuance of the Certificates by the Trust, or the holding of the Receivables by the Trust, or in connection with any of the other transactions contemplated by this Agreement, the Exchangeable Certificate

Purchase Agreement, or the Pooling and Servicing Agreement. Any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of the Certificates or the execution and delivery of this Agreement, the Exchangeable Certificate Purchase Agreement, or the Pooling and Servicing Agreement have been or will have been paid at or prior to the Closing Date.

               (k) As of the Closing Date, the representations and warranties of the Bank in the Pooling and Servicing Agreement, with regard to itself as both seller and servicer and the Receivables (individually and in the aggregate), will be true and correct.

               (l) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the execution, delivery and performance by the Bank of or compliance by the Bank with this Agreement, the Exchangeable Certificate Purchase Agreement, the Pooling and Servicing Agreement, or the Certificates or the consummation of the transactions contemplated hereby or thereby except the filing of Uniform Commercial Code financing statements with respect to the Receivables and to the approval of the Office of the State Banking Commissioner of the State of Delaware, United States.

               (m) Ernst & Young LLP who have audited certain financial statements of the Bank are independent public accountants in accordance with Rule 101 of the American Institute of Public Accountants code of professional conduct and its interpretations and rulings.

               (n) As of the close of business on April 30, 1996, the Principal Receivables transferred to the Trust pursuant to the Pooling and Servicing Agreement have an aggregate balance, including the Receivables in the Additional Accounts to be added to the Trust on or prior to the Closing Date, of not less than the sum of (i) the sum of (x) the aggregate outstanding principal amount of all classes of all Series then outstanding, plus (y) U.S.$482,000,000, plus (ii) 7% of the sum of (x) plus (y).

               (o) The Trust is not, and will not be as a result of the issuance and sale of the Certificates, an "investment company" or a company "controlled by" an investment company within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").
                                      --------

          2.  Purchase, Sale, Payment and Delivery of Certificates.  On the
              ----------------------------------------------------
basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Bank agrees to sell to the Managers, and the Managers agree, severally and not jointly, to purchase from the Bank, on June 6, 1996 or on such other date as shall be mutually agreed upon by the Bank and the Managers (the "Closing Date"),
                                                        ------------
U.S.$400,000,000 in aggregate principal amount of the Class A Certificates and U.S.$36,200,000 in aggregate principal amount of Class B Certificates. The Class A Certificates being purchased by the Managers hereunder are to be purchased at a purchase price equal to 99.85% (which represents the issue price thereof minus management fees, underwriting fees and selling concessions) of the principal amount thereof. The Class B Certificates being purchased by the Managers hereunder are to be purchased at a purchase price equal to 99.80% (which represents the issue price thereof minus management fees, underwriting fees and selling concessions) of the principal amount thereof.

          Delivery of and payment for the Certificates shall be made at the offices of the Representative in London, England, at 2:00 p.m. London time on the Closing Date. Payment of the purchase price for the Certificates being sold and purchased hereunder shall be made on the Closing Date by wire transfer of United States federal or other immediately available funds to an account to be designated in writing three business days prior to the Closing Date by the Bank, against delivery of the Certificates on the Closing Date. Each Class of the Certificates so to be delivered shall initially be represented by a single temporary global certificate in the form provided in the Pooling and Servicing Agreement to a common depositary for Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System (the "Euroclear Operator"),
                                                           ------------------
and for Cedel Bank, societe anonyme ("Cedel"), for credit to the respective
                                      -----
accounts at the Euroclear Operator and Cedel of the Managers or for such other accounts as they may direct.

          3.   Offering by Managers.  The Bank understands that the Managers
               --------------------
propose to offer the Certificates in the manner and upon the terms set forth in the Offering Circular in an overseas offering that complies with the provisions of Regulation S of the United States Securities Act of 1933, as amended (the "Act").
- ----

          4.   Certain Agreements of the Bank.  The Bank covenants and agrees
               ------------------------------
with the Managers as follows:

               (a) The Bank will prepare an Offering Circular Supplement setting forth the amount of Certificates covered thereby and the terms thereof not otherwise specified in the Basic Offering Circular, the price at which such Certificates are to be purchased by the Managers, the initial public offering price, the selling concessions and allowances, and such other information as the Bank deems appropriate. Such Base Offering Circular and Offering Circular Supplement will be dated the date hereof and will be made available to the Managers prior to the Closing Date in such quantities as they may reasonably request.

               (b) For a period from the date of this Agreement until the retirement of the Certificates, the Bank will deliver to you the annual statements of compliance and the annual independent certified public accountants' reports furnished to the Trustee pursuant to the Pooling and Servicing Agreement, as soon as such statements and reports are furnished to the Trustee.

               (c) The Bank will furnish to the Managers, from time to time prior to the completion of the distribution of the Certificates (as determined by the Representative), the Offering Circular, and any amendments and supplements thereto, in each case as soon as available and in such quantities as the Managers may request.

               (d) The Bank will advise the Representative promptly of any proposal to amend or supplement the Offering Circular and will not effect any such amendment or supplement without the consent of the Representative, which consent shall not be unreasonably withheld.

               (e) If, at any time prior to the earlier of (i) the completion of the distribution of the Certificates (as determined by the Representative) and (ii) the date (as determined by the Representative) which is at least 40 days after the later of the commencement of the offering and the Closing Date, any event occurs as a result of which the Offering Circular, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Offering Circular, the Bank will promptly so notify the Representative and will prepare and furnish to the Representative, subject to prior review by the Representative as provided in paragraph (d) of this Section 4, a reasonable number of copies of an amendment or supplement to the Offering Circular that will correct such statement or omission.

               (f) So long as any of the Certificates are outstanding, the Bank will furnish to the Representative following each Distribution Date copies of all reports or other communications (financial or other) furnished to holders of the Certificates.

               (g) During the period beginning on the date hereof and continuing to and including the Business Day following the Closing Date, the Bank will not offer, sell, contract to sell or otherwise dispose of any debt securities of or guaranteed by the Bank which are substantially similar to the Certificates (other than Series 1996-2) without the prior written consent of the Representative.

               (h) The Bank will use its reasonable efforts to obtain the listing of the Certificates on the Luxembourg Stock Exchange (the "Stock
                                                                   -----
Exchange") on or about the Closing Date and use its reasonable efforts to cause
- --------
such listing to be continued so long as any Certificate remains outstanding. If the listing of the Certificates on the Stock Exchange cannot be effected or becomes impossible, the Bank will use its reasonable efforts to obtain the listing of the Certificates on an alternative stock exchange approved by the Representative.

               (i) The Bank will cause the Certificates to be prepared in temporary global form and in definitive form, and will take all appropriate action to permit the exchange of the temporary global certificate for such certificates in definitive form, at the time and in the manner set forth in the Pooling and Servicing Agreement.

               (j) Neither the Bank nor any person acting on its behalf has engaged or will engage in any directed selling efforts (as defined under Regulation S of the Act) with respect to the Certificates. The Bank and any person acting on its behalf have complied and will comply with the offering restrictions of Regulation S under the Act. The Bank will comply with the relevant restrictions set forth in Schedule II as though it were a Manager.

               (k) To the extent, if any, that the rating provided with respect to the Certificates by the rating agency or agencies that initially rate the Certificates is conditional upon the furnishing of documents or the taking of any other actions by the Bank, the Bank shall use its reasonable efforts to furnish such documents and take any such other actions.

          5.   Payment of Expenses.  The Bank will pay all expenses incident to
               -------------------
the performance of its obligations under this Agreement, including (i) the preparation of this Agreement, (ii) the preparation, issuance and delivery of the Certificates to the Managers, (iii) the fees and disbursements of the Bank's counsel and accountants, (iv) the fees and disbursements of Orrick, Herrington & Sutcliffe, in its capacity as counsel to the Managers, but not in excess of U.S.$25,000, (v) the printing and delivery to the Managers of copies of the Offering Circular and of each amendment or supplement thereto, (vi) any fees charged by rating agencies for the rating of the Certificates, (vii) the listing of the Certificates on the Stock Exchange or such alternative stock exchange as shall be approved pursuant to subsection 4(h) hereof, (viii) the preparation of the Certificates in definitive form and all actions necessary to permit the exchange of the temporary global certificate for such certificates in definitive form in accordance with subsection 4(i) hereof and (ix) the fees and expenses of the Trustee and its counsel.

          6.  Conditions of the Obligations of the Managers.  The obligations of
              ---------------------------------------------
the several Managers to purchase and pay for the Certificates will be subject to the accuracy of the representations and warranties on the part of the Bank herein, to the accuracy of the statements of officers of the Bank made pursuant to the provisions hereof, to the performance by the Bank of its obligations hereunder and to the following additional conditions precedent:

              (a) On or prior to the date of the Offering Circular and on or prior to the Closing Date, the Managers shall have received a letter or letters, dated as of the date of the Offering Circular and as of the Closing Date, respectively, of Ernst & Young LLP, Certified Public Accountants, substantially in the form of the drafts to which you have previously agreed and otherwise in form and substance satisfactory to you and your counsel.

              (b) At the Closing Date, the Bank shall have furnished to you certificates of an executive officer of the Bank as to the accuracy of the representations and warranties of the Bank herein at and as of the Closing Date, as to the performance by the Bank of all of its obligations hereunder to be performed at or prior to such Closing Date, and as to such other matters as you may reasonably request.

              (c) David L. Nelson, counsel for the Bank, shall have furnished to you his written opinion, addressed to you and dated the Closing Date, in form and substance satisfactory to you and your counsel, substantially to the effect that:

                    (i) The Bank has been duly incorporated and is validly existing as a bank in good standing under the laws of the State of Delaware, United States, with full power and authority (corporate and other) to own its properties and conduct its business, as presently owned and conducted by it, and to enter into and perform its obligations under this Agreement, the Exchangeable Certificate Purchase Agreement and the Pooling and Servicing Agreement (collectively, referred to in this subsection (e) as the

          "Agreements"), and the Certificates and had at all times, and now has,
           ----------
          the power, authority and legal right to acquire, own and transfer the Receivables;

                    (ii) The Bank is duly qualified to do business and is in good standing, and under state laws, as they are currently interpreted and enforced, has obtained all necessary licenses and approvals in each jurisdiction in which failure to qualify or to obtain such licenses or approvals would materially and adversely affect the enforceability of any Receivable by the Bank or the Trustee or would adversely affect the ability of the Bank to perform its obligations under the Agreements or the Certificates;

                    (iii) The Certificates have been duly authorized, executed and delivered by the Bank and, when duly authenticated by the Trustee in accordance with the terms of the Pooling and Servicing Agreement and delivered to and paid for by the Managers in accordance with the terms of this Agreement, will be validly issued and outstanding and entitled to the benefits provided by the Pooling and Servicing Agreement;

                    (iv) Each of the Agreements has been duly authorized, executed and delivered by the Bank and constitutes the legal, valid and binding agreement of the Bank enforceable against the Bank in accordance with its terms, subject, as to enforceability to (A) the effect of bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation and other similar laws relating to or affecting the rights and remedies of creditors generally, and (B) the application of principles of equity (regardless of whether considered and applied in a proceeding in equity or at law) and the rights and powers of the FDIC;

                    (v) The Trust is not now, and immediately following the sale of the Certificates pursuant to the Underwriting Agreement will not be, required to register under the 1940 Act;

                    (vi) No consent, approval, authorization or order of any governmental agency or body is required for (A) the execution, delivery and performance by the Bank of its obligations under the Agreements or the Certificates, or (B) the issuance or sale of the Certificates, except the filing of Uniform Commercial Code financing statements with respect to the Receivables and the approval of the Office of the State

          Banking Commissioner of the State of Delaware, United States;

                    (vii) To the knowledge of such counsel, neither the execution and delivery of the Agreements or the Certificates by the Bank nor the performance by the Bank of the transactions therein contemplated nor the fulfillment of the terms thereof does or will result in any violation of any statute or regulation or any order or decree of any court or governmental authority binding upon the Bank or its property, or conflict with, or result in a breach or violation of any term or provision of, or result in a default under any of the terms and provisions of, the Bank's charter or by-laws or any material indenture, loan agreement or other material agreement to which the Bank is a party or by which the Bank is bound;

                    (viii) To the knowledge of such counsel after due investigation, there are no legal or governmental proceedings pending to which the Bank is a party or to which the Bank is subject which, individually or in the aggregate (A) would have a material adverse effect on the ability of the Bank to perform its obligations under the Agreements or the Certificates, (B) assert the invalidity of the Agreements or the Certificates, (C) seek to prevent the issuance, sale or delivery of the Certificates or any of the transactions contemplated by the Agreements or (D) seek to affect adversely the United States federal income tax attributes of the Certificates described in the Offering Circular;

                    (ix) Such counsel has not independently verified and is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the information contained in the Offering Circular. Based upon discussion with the Bank, its accountants and others, however, no facts have come to its attention that cause it to believe that the Offering Circular (except for the financial statements, financial schedules and other financial and statistical data included therein, as to which such counsel expresses no view), contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

                       (d) You shall have received a letter of Skadden, Arps, Slate, Meagher & Flom, special counsel for the Bank, to the effect that you may rely on those provisions of their opinions to Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc. ("Standard & Poor's")(each such opinion
                                   -----------------
     referred to herein as a "Rating Agency Opinion") with respect to certain
                              ---------------------
     matters relating to the transfer of the Receivables to the Trust, with respect to the perfection of the Trust's interest in the Receivables and with respect to other related matters.

                       (e) You shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom, special counsel to the Bank, addressed to you, dated the Closing Date and satisfactory in form and substance to you and your counsel, to the effect that the Certificates will be treated as indebtedness for United States federal income tax purposes and for Delaware income tax purposes .

                       (f) You shall have received from Skadden, Arps, Slate, Meagher & Flom, special counsel to the Bank, such opinion or opinions, dated the Closing Date, substantially to the effect that:

                              (i) Each of the Pooling and Servicing Agreement and the Exchangeable Certificate Purchase Agreement (collectively referred to in this subsection (h) as the "Agreements") constitutes
                                                     ----------
          the valid and binding obligation of the Bank, enforceable against the Bank in accordance with its terms, except (x) to the extent that the enforceability thereof may be limited by (a) bankruptcy, insolvency, receivership, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and the rights of creditors of Delaware chartered banks as the same may be applied in the event of the bankruptcy, insolvency, receivership, reorganization, moratorium or other similar event in respect of the Bank, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and
          (c) the qualification that certain of the remedial provisions of the Agreements may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of the Agreements taken as a whole, and the Agreements, together with applicable law, contain adequate provisions for the practical realization of the benefits of the security created thereby and (y) such counsel expresses no opinion as to the enforceability of any rights to contribution or indemnification which are violative of public policy underlying any law, rule or regulation;

                              (ii)  The Certificates, when executed and
          authenticated in accordance with the terms of the Pooling and Servicing Agreement and delivered to and paid for by the Managers pursuant to this Agreement, will be duly and validly issued and outstanding and will be entitled to the benefits of the Pooling and Servicing Agreement;

                              (iii) This Agreement has been duly authorized, executed and delivered by the Bank;

                               (iv)   Neither the execution, delivery or
          performance by the Bank of the Agreements or this Agreement, nor the compliance by the Bank with the terms and provisions thereof or hereof, will contravene any provision of any applicable law;

                               (v)   Based on such counsel's review of
          applicable laws, no governmental approval, which has not been obtained or taken and is not in full force and effect, is required to authorize or is required in connection with the execution, delivery or performance of the Agreements by the Bank;

                               (vi) The Certificates, the Agreements and this Agreement conform in all material respects to the descriptions thereof contained in the Offering Circular;

                               (vii) The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended, and the Trust is not required to be registered under the 1940 Act; and

                              (viii) The statements in the Offering Circular under the heading "Certain Legal Aspects of the Receivables", to the extent that they constitute matters of law or legal conclusions with respect thereto, have been reviewed by such counsel and are correct in all material respects.

                       Such opinion shall also state that such counsel has participated in conferences with officers and representatives of the Bank, counsel for the Bank, representatives of the independent accountants of the Bank and the Managers at which the contents of the Offering Circular and related matters were discussed and, although such counsel need not pass upon, and need not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Offering Circular and shall have made no independent check or verification thereof, except for those made under the caption "Certain Legal Aspects of the Receivables" to the extent set forth in paragraph (viii) above, on the basis of the foregoing, no facts shall have come to such counsel's attention that shall have led such counsel to believe that the Offering Circular, as of its date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that such counsel need not express an opinion or belief with respect to the financial statements, schedules and other financial information included in such opinion or excluded therefrom.

                      (g) McGuire Woods Battle & Boothe, L.L.P., counsel for The Bank of New York, a New York banking corporation (the "Agent"), in
                                                                -----
     connection with the Agency Agreement dated as of December 4, 1995 between the Agent and the Trustee (the "Agency Agreement"), and special counsel to
                                     ----------------
     the Trustee shall have furnished to you their written opinion, addressed to you and dated the Closing Date, in form and substance satisfactory to you and your counsel, substantially to the effect that:

                              (i) the Agent is a banking corporation duly organized, validly existing and in good standing under the laws of the State of New York, United States, and has the corporate power and authority to execute, deliver and perform its obligations under the Agency Agreement;

                              (ii)  the Certificates have been duly
          authenticated by the Agent pursuant to the Agency Agreement and in accordance with the Pooling and Servicing Agreement;

                              (iii) the Trustee has been duly incorporated, and is validly existing in good standing as a banking corporation under the laws of the State of Delaware, United States, and has the corporate power and authority to execute, deliver and perform its obligations under the Supplement and to perform its obligations under the Pooling and Servicing Agreement;

                              (iv) each of the Supplement and the Exchangeable Certificate Purchase Agreement has been duly authorized, executed and delivered by the Trustee, and each of the Pooling and Servicing Agreement and the Exchangeable Certificate Purchase Agreement constitutes the valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, except
          (x) to the extent that the enforceability thereof may be limited by
          (a) bankruptcy, insolvency, receivership, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and the rights of creditors of Delaware chartered banks as the same may be applied in the event of the bankruptcy, insolvency, receivership, reorganization, moratorium or other similar event in respect of the Trustee, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (c) the qualification that certain of the remedial provisions of the Pooling and Servicing may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of the Pooling and Servicing taken as a whole, and the Pooling and Servicing Agreement, together with applicable law, contain adequate provisions for the practical realization of the benefits of the security created thereby and (y) such counsel expresses no opinion as to the enforceability of any rights to contribution or indemnification which are violative of public policy underlying any law, rule or regulation;

                              (v) the execution and delivery of the Supplement and the Exchangeable Certificate Purchase Agreement and the performance of the terms thereof and of the Pooling and Servicing Agreement, by the Trustee does not conflict with or constitute a breach of or default under the charter or by-laws of the Trustee or any agreement, indenture or other instrument, in each case known to us, to which the Trustee is a party or by which it or any of its properties may be bound, and does not violate any law, governmental rule or regulation of the State of Delaware, United States, or any United States federal law of the United States of America governing the banking or trust powers of the Trustee or any court decree known to us to be applicable to the Trustee; and

                              (vi) no consent, approval or authorization of, or registration, declaration or filing with, any court or governmental agency or body having jurisdiction in the premises is required under Delaware law for the valid execution and delivery by the Trustee of the Supplement and the Exchangeable Certificate Purchase Agreement, or the performance of the terms thereof or of the Pooling and Servicing Agreement.

               (h) You shall have received from Orrick, Herrington & Sutcliffe, special counsel for the Managers, such opinion or opinions, dated the Closing Date, in form and substance satisfactory to the Representative, and the Bank shall have furnished to such counsel such documents as they may request for the purpose of enabling them to pass upon such matters.

               (i) You shall have received evidence satisfactory to you and your counsel that, on or before the Closing Date, UCC-1 financing statements have been filed in the appropriate filing offices of the State of Delaware, United States, and such other jurisdictions as counsel to the Bank deems appropriate to reflect the interest of the Trustee in the Receivables.

               (j) The Class A Certificates shall be rated "AAA" by Standard & Poor's and "Aaa" by Moody's Investors Service, Inc. and the Class B Certificates shall be rated "A" by Standard & Poor's and rated "A2" by Moody's Investors Service, Inc. on the Closing Date, and letters to such effect dated the Closing Date shall have been received from each Rating Agency.

                    (k) You shall have received evidence satisfactory to you that, on or before the Closing Date, the Bank shall have received the approval of the Office of the State Banking Commissioner of the State of Delaware, United States, to the transaction.

                    (l) An Agency Agreement among First USA Bank, Union Bank of Switzerland, London Branch, Banque Internationale a Luxembourg, S.A. and The Bank of New York relating to the Certificates shall have been executed by the parties thereto.

                    (m) All proceedings in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be satisfactory in form and substance to you and your counsel, and you and your counsel shall have received such information, certificates and documents as any of them may reasonably request.

               7.   Indemnification and Contribution.
                    --------------------------------

                    (a) The Bank agrees to indemnify and hold harmless each Manager and each person, if any, who controls any Manager within the meaning of Section 15 of the Act and under Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities to which they may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Circular, or in any revision or amendment thereof or supplement thereto or any related preliminary offering circular, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Bank will
                                           --------  -------
     not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Bank by any Manager specifically for use therein or any revision or amendment thereof or supplement thereto. The foregoing indemnification with respect to any preliminary offering circular or offering circular supplement shall not inure to the benefit of any Manager from whom the person asserting any such losses, claims, damages or liabilities purchased Certificates, or any person controlling such Manager, if a copy of the Offering Circular (as then amended or supplemented if the Bank shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Manager to such person, if such is required by law, at or prior to the written confirmation of the sale of such Certificates to such person and if the Offering Circular (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability provided that the Bank shall have identified to the Representative in writing such defect prior to the delivery of such written confirmation by such Manager to such person.

               (b) Each Manager severally and not jointly agrees to indemnify and hold harmless the Bank, its directors, each of the Bank's officers who participated in the issuance of the Certificates and each person, if any, who controls the Bank within the meaning of Section 15 of the Act and under
     Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities to which they may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Circular, or in any revision or amendment thereof or supplement thereto or any related preliminary offering circular or offering circular supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Bank by such Manager specifically for use therein or any revision or amendment thereof or supplement thereto, and agrees to reimburse such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage or liability or action as such expenses are incurred.

               (c) Promptly after receipt by an indemnified party under this
     Section 7 of the commencement of
     any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Section 7. In case any such action is brought against any indemnified party and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this
     Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

               (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnifying party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Bank on the one hand and the respective Manager on the other from the offering of the Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Bank on the one hand and of the respective Manager on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Bank on the one hand and the respective Manager on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Bank bear to the total managing discounts and commissions received by such Manager. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Bank or by any Manager and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection
     (d), each Manager shall not be required to contribute any amount in excess of the managing discount or commission applicable to the Certificates purchased by it hereunder. The Bank and the Managers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of any of the equitable considerations referred to above in this subsection (d). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

               8.   Survival.  The Bank and the Managers agree that the
                    --------
     respective representations, warranties and agreements made by them herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon, in the case of the Bank, by each Manager and, in the case of the Managers, by the Bank, notwithstanding any investigation heretofore or hereafter made by or on behalf of the Bank or the Managers, and that the respective representations, warranties and agreements (including without limitation the indemnity and contribution agreement) made by the Bank and the Managers herein or in any such certificate or other instrument shall survive the delivery of and payment for the Certificates.

           9.  Termination.  (a) This Agreement may be terminated in the sole
               -----------
     discretion of the Managers by notice to the Bank given at or prior to the Closing Date in the event that the Bank shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto. Termination of this Agreement pursuant to this subsection 9(a) shall be without liability of any party to any other party except as provided in Sections 5 and 7 hereof.

               (b) Notwithstanding anything contained in this Agreement to the contrary, the Representative on behalf of the Managers may by notice to the Bank terminate this Agreement at any time before the time on the Closing Date when payment would otherwise be due hereunder to the Bank in respect of the Certificates if, in the opinion of the Representative there shall have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Trust, or the Bank which materially impairs the investment quality of the Certificates or makes it impractical or inadvisable to market the Certificates; or (ii) there shall have been such a change in the national or international financial, political or economic conditions or currency exchange rates or exchange controls as would be likely to prejudice materially the success of the offering and the distribution of the Certificates or dealings in the Certificates in the secondary market and, upon notice being given, the parties to this Agreement shall (except for the liability of the Bank in relation to expenses as provided in Section 5 hereof and except for any liability arising before or in relation to such termination) be released and discharged from their respective obligations under this Agreement.

           10.  Representation of the Managers.  Each Manager represents and
                ------------------------------
     warrants to, and agrees with, the Bank that (a) it has not offered or sold, and shall not offer or sell any Certificates to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which do not constitute an offer to the public in the United Kingdom for the purposes of the Public Offers Securities Regulations 1995, (b) it has complied with and shall comply with all applicable provisions of the Public Offer of Securities Regulations 1995 and the Financial Services Act 1986 with respect to anything done by it in connection with the Certificates in, from or otherwise involving the United Kingdom and (c) it has only issued or passed on and shall only issue or pass on in the United Kingdom any document in connection with the issue of the Certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 to whom the document may otherwise lawfully be issued or be passed on.

           11.  Notices.  All communications provided for or permitted
                -------
     hereunder shall be in writing and shall be deemed to have been duly given if personally delivered, sent by overnight courier or mailed by registered mail, postage prepaid and return receipt requested, or transmitted by telex, telegraph or telecopier and confirmed by a similar mailed writing, if to (a) the Managers, addressed to them c/o UBS Limited, 100 Liverpool Street, London EC2M 2RH, Attention: Debt New Issues, or to such other address as the Managers may designate in writing to the Bank or (b) the Bank, addressed to the Bank at 201 North Walnut Street, Wilmington, Delaware 19801, Attention: Executive Vice President - Finance & Accounting, with a copy to First USA, Inc., 1601 Elm Street, 46th Floor, Dallas, Texas 75201, Attention: Senior Vice President - Finance & Accounting.

           12.  Selling Restrictions.  Each Manager agrees that it will comply
                --------------------
     with the restrictions on offers, sales and deliveries of the Certificates set forth in Schedule II to this Agreement and the Offering Circular and hereby makes the representations and covenants therein.

           13.  Secondary Trusts.  Each Manager, severally, represents that it
                ----------------
     will not, at any time that such Manager is acting as a "manager" with respect to the Certificates, transfer, deposit or otherwise convey any Certificates into a trust or other type of special purpose vehicle that issues securities or other instruments backed in whole or in part by, or that represents interests in, such Certificates without the prior written consent of the Bank.

           14.  Successors.  This Agreement shall inure to the benefit of and
                ----------
     be binding upon the parties hereto and their respective successors and assigns. Nothing expressed herein is intended or shall be construed to give any person other than the persons referred to in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement.

           15.  Severability of Provisions.  Any covenant, provision,
                --------------------------
     agreement or term of this Agreement that is prohibited or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

           16.  Entire Agreement.  This Agreement constitutes the entire
                ----------------
     agreement and understanding of the parties hereto with respect to the matters and transactions contemplated hereby and supersedes all prior agreements and understandings whatsoever relating to such matters and transactions.

           17.  Amendment.  Neither this Agreement nor any term hereof may
                ---------
     be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

           18.  Headings.  The headings in this Agreement are for the
                --------
     purposes of reference only and shall not limit or otherwise affect the meaning hereof.

           19.  Counterparts. This Agreement may be executed in
                ------------
     counterparts, each of which shall constitute an original, but all of which shall together constitute one instrument.

           20.  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND
                -------------
     CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF.

               If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will be a binding agreement among the undersigned in accordance with its terms.


                                  Very truly yours,

                                  FIRST USA BANK,
                                    as Transferor and Servicer


                                  By:/s/Steven L. McDonald
                                     ----------------------------
                                     Name:  Steven L. McDonald
                                     Title: Senior Vice President


     The foregoing Underwriting Agreement
     is hereby agreed to as of the date
     first above written.

     UBS LIMITED,
       for itself and as Representative
       of the several Managers named in
       Schedule I hereto


     By:/s/ C. A. Stewart
        -------------------------------
         Name:  C. A. Stewart
         Title: Executive Director


     By:/s/ Su-Ling Voon
        ------------------------------
         Name:  Su-Ling Voon
         Title: Assistant Director

                                                                      Schedule I
                                                                      ----------


                                                            Aggregate Principal
                                                           Amount of the Class A
Manager                                                        Certificates
- -------                                                    ---------------------

     UBS Limited.................................          U.S.$355,000,000
     Swiss Bank Corporation......................          U.S.$ 45,000,000
                                                           ---------------------

          Total..................................          U.S.$400,000,000
                                                           =====================


                                                           Aggregate Principal
                                                           Amount of the Class B
Manager                                                    Certificates
- -------                                                    ---------------------

     UBS Limited.................................          U.S.$31,200,000
     Swiss Bank Corporation......................          U.S.$ 5,000,000
                                                           ---------------------

          Total..................................          U.S.$36,200,000
                                                           =====================

                                                                     Schedule II
                                                                     -----------



                              Selling Restrictions
                              --------------------


               1. The Certificates have not been and will not be registered under the United States Securities Act of 1933, as amended (the "Act") and
                                                                      ---
     may not be offered or sold within the United States or to, or for the account or benefit of, United States persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act. We have offered and sold the Certificates, and will offer and sell the Certificates (i) as part of their distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, only in accordance with Rule 903 of Regulation S under the Act ("Regulation S").
                                                              ------------
     Accordingly, neither we, our affiliates nor any persons acting on our or their behalf have engaged or will engage in any directed selling efforts with respect to the Certificates, and we and they have complied and will comply with the offering restrictions requirement of Regulation S. We agree that, at or prior to confirmation of the sale of Certificates, we will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Certificates from us during the Restricted Period a confirmation or notice to substantially the following effect:

               "The Certificates covered hereby have not been registered under the United States Securities Act of 1933, as amended, (the "Act") and
                                                                      ---
          may not be offered and sold within the United States or to, or for the account or benefit of, United States persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S under the Act ("Regulation S"). Terms used above have the meaning given to them by
          --------------
          Regulation S."

     Terms used in this paragraph 1 have the meanings given to them by Regulations S.

               2. We have not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of the Certificates, except with our affiliates or with the prior written consent of the Bank.

               3.  In addition,

               (a) except to the extent explicitly permitted under U.S. Treas. Reg. (S) 1.163-5(c)(2)(i)(D) (the "D Rules"), we represent, covenant
                                             -------
          and agree that (i) we have not offered or sold, and during the Restricted Period will not offer or sell, Certificates to a person who is within the United States or its Possessions or to a United States person, and (ii) in connection with the sale of Certificates during the Restricted Period we have not delivered and will not deliver within the United States or its Possessions Certificates in definitive form;

               (b) we represent, covenant and agree that we have, and throughout the Restricted Period will have, in effect procedures reasonably designed to ensure that our employees or agents who are directly engaged in selling Certificates are aware that such Certificates cannot be offered or sold during the Restricted Period to a person who is within the United States or its Possessions or to a United States person, except as explicitly permitted by the D Rules;

               (c) if we are a United States person to which a Certificate may be sold pursuant to the D Rules, we represent, covenant and agree that we are acquiring the Certificates for purposes of resale in connection with their original issuance and if we retain Certificates for our own account, we will only do so in accordance with the requirements of U.S. Treas. Reg. (S) 1.163-5(c)(2)(i)(D)(6); and

               (d) we will not permit any Affiliate (within the meaning of U.S. Treas. Reg. (S) 1.163-5(c)(2)(i)(D) (4)(iii)), Distributor (within the meaning of Treas. Reg. (S) 1.163-5(c)(2)(i)(D)(4)) or any other person to acquire any Certificates for the purpose of offering or selling them during the Restricted Period unless such affiliate, distributor or other person provides us (for your benefit and the benefit of the Trustee) with the representations and agreements contained in clauses
          (1), (2) and (3).

     Terms used in this paragraph 3 as defined terms and not otherwise defined have the meanings given to them by the United States Internal Revenue Code of 1986, as amended, and the Treasury regulations thereunder, including the D Rules.

               4. Each Manager represents and warrants to, and agrees with, the Bank that (a) it has not offered or sold, and shall not offer or sell any Certificates to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which do not constitute an offer to the public in the United Kingdom for the purposes of the Public Offers Securities Regulations 1995, (b) it has complied with and shall comply with all applicable provisions of the Public Offer Securities Regulations 1995 and the Financial Services Act 1986 with respect to anything done by it in connection with the Certificates in, from or otherwise involving the United Kingdom and (c) it has only issued or passed on and shall only issue or pass on in the United Kingdom any document in connection with the issue of the Certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 to whom the document may otherwise lawfully be issued or be passed on.

               5. No action has been or will be taken by the Bank or any other person that would permit the offer or sale of the Certificates or the distribution of the Offering Circular or any other offering material relating to the Certificates in a jurisdiction where action for that purpose is required. The Bank shall have no responsibility with respect to the right of any person to offer or sell Certificates or to distribute the Offering Circular or any other offering material relating to the Certificates in any jurisdiction. Accordingly, no Manager shall offer or sell any Certificates, or distribute the Offering Circular or any other offering material relating to the Certificates, in any jurisdiction except in compliance with applicable law. Each Manager shall obtain any consent, approval or authorization required for it to offer or sell Certificates, or to distribute the Offering Circular or any other offering material relating to the Certificates, under the laws or regulations of any jurisdiction where it proposes to make offers or sales of Certificates, or to distribute the Offering Circular or any other offering material relating to the Certificates.

               6. Each Manager will, unless prohibited by applicable law, furnish to each person to whom it offers or sells Certificates a copy of the Offering Circular (and any amendments and supplements thereto) or (unless delivery of the Offering Circular is required by applicable law) inform each such person that a copy will be made available upon request. No Manager is authorized to give any information or to make any representation not contained in the Offering Circular in connection with the offer and sale of Certificates.